Exhibit 99.1

For Immediate Release
August 8, 2017

TCG BDC, Inc. Announces Second Quarter 2017 Financial Results and Declares Third Quarter 2017 Dividend of $0.37 Per Share

New York - TCG BDC, Inc. (together with its consolidated subsidiaries, “we,” “us,” “our,” “TCG BDC” or the “Company”) (NASDAQ: CGBD) today announced its financial results for its second quarter ended June 30, 2017.

Selected Financial Highlights

(dollar amounts in thousands, except per share data)	June 30, 2017	March 31, 2017
Total investments, at fair value	$1,719,473	$1,392,545
Total assets	1,759,761	1,458,993
Total debt and notes payable	602,547	661,508
Total net assets	$1,113,743	$763,318
Net assets per share	$18.14	$18.30

	For the three month periods ended
	June 30, 2017	March 31, 2017
Total investment income	$38,744	$34,099
Net investment income (loss)	21,448	19,107
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(5,947)	(2,934)
Net increase (decrease) in net assets resulting from operations	$15,501	$16,173

Basic and diluted per weighted-average common share:
Net investment income (loss)	$0.47	$0.46
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(0.13)	(0.07)
Net increase (decrease) in net assets resulting from operations	$0.34	$0.39
Weighted-average shares of common stock outstanding—Basic and Diluted	45,977,943	41,706,598
Dividends declared per common share	$0.37	$0.41

Second Quarter 2017 Highlights
(dollar amounts in thousands, except per share data)

•
On June 19, 2017, the Company completed its initial public offering (“IPO”) of 9,000,000 shares at $18.50 per share, generating net proceeds of $161,505, and such newly issued shares began trading on the NASDAQ Global Select Market under the symbol “CGBD” on June 14, 2017;

•
On June 9, 2017, the Company completed its previously announced merger with NF Investment Corp. (“NFIC”), pursuant to which NFIC merged with and into the Company, with the Company as the surviving entity;

•	Net investment income for the three month period ended June 30, 2017 was $21,448, or $0.47 per share, as compared to $19,107, or $0.46 per share, for the three month period ended March 31, 2017;

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•
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments for the three month period ended June 30, 2017 was $(5,947), or $(0.13) per share, as compared to $(2,934), or $(0.07) per share, for the three month period ended March 31, 2017; and

•
Net increase in net assets resulting from operations for the three month period ended June 30, 2017 was $15,501, or $0.34 per share, as compared to $16,173, or $0.39 per share, for the three month period ended March 31, 2017;

•	On August 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 18, 2017 to stockholders of record as of September 29, 2017.

Portfolio and Investment Activity
(dollar amounts in thousands, except per share data, unless otherwise noted)

As of June 30, 2017, the fair value of our investments was approximately $1,719,473, comprised of 101 investments in 86 portfolio companies/structured finance obligations/investment fund across 29 industries with 59 sponsors. This compares to the Company’s portfolio as of March 31, 2017, as of which date the fair value of our investments was approximately $1,392,545, comprised of 94 investments in 82 portfolio companies/structured finance obligations/investment fund across 30 industries with 54 sponsors.
As of June 30, 2017 and March 31, 2017, investments consisted of the following:

	June 30, 2017		March 31, 2017
Type—% of Fair Value	Fair Value	% of Fair Value	Fair Value	% of Fair Value
First Lien Debt	$1,270,078	73.87%	$1,085,554	77.95%
Second Lien Debt	250,765	14.58	161,643	11.61
Structured Finance Obligations	2,597	0.15	2,776	0.20
Equity Investments	10,722	0.62	8,451	0.61
Investment Fund	185,311	10.78	134,121	9.63
Total	$1,719,473	100.00%	$1,392,545	100.00%

The following table shows our investment activity for the three month period ended June 30, 2017:

	Funded		Sold/Repaid
Principal amount of investments:	Amount	% of Total	Amount	% of Total
First Lien Debt	$451,508	73.51%	$(252,170)	89.66%
Second Lien Debt	97,873	15.94	(7,394)	2.63
Structured Finance Obligations	—	—	(10,250)	3.64
Equity Investments	2,273	0.37	—	—
Investment Fund	62,500	10.18	(11,444)	4.07
Total	$614,154	100.00%	$(281,258)	100.00%

Overall, total investments at fair value increased by 23.5%, or $326,928, during the three month period ended June 30, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation).

Total investments at fair value held by Middle Market Credit Fund (“Credit Fund”) increased by 43.24%, or $241,593, during the three month period ended June 30, 2017 after factoring in repayments, sales, net fundings on revolvers and delayed draws and net change in unrealized appreciation (depreciation). As of June 30, 2017, Credit Fund had total investments at fair value of $800,287, which was comprised 99.6% of first lien senior secured loans and 0.4% of second lien senior secured loans at fair value. All investments in the Credit Fund portfolio were floating rate debt investments with an interest rate floor.

As of June 30, 2017, the weighted average yields for our first and second lien debt investments on an amortized cost basis were 8.29% and 10.36%, respectively, with a total weighted average yield of 8.63%. Weighted average yields include the effect of accretion of discounts and amortization of premiums and are based on interest rates as of June 30, 2017. As of June 30, 2017, on a fair value basis, approximately 1% of our debt investments bear interest at a fixed rate and approximately 99% of our debt investments bear interest at a floating rate, which primarily are subject to interest rate floors.

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As part of the monitoring process, our Investment Adviser has developed risk policies pursuant to which it regularly assesses the risk profile of each of our debt investments and rates each of them based on the following categories, which we refer to as “Internal Risk Ratings”:
Internal Risk Ratings Definitions

Rating	Definition
1	Performing—Low Risk: Borrower is operating more than 10% ahead of the base case.

2	Performing—Stable Risk: Borrower is operating within 10% of the base case (above or below). This is the initial rating assigned to all new borrowers.

3	Performing—Management Notice: Borrower is operating more than 10% below the base case. A financial covenant default may have occurred, but there is a low risk of payment default.

4
Watch List: Borrower is operating more than 20% below the base case and there is a high risk of covenant default, or it may have already occurred. Payments are current although subject to greater uncertainty, and there is moderate to high risk of payment default.

5
Watch List—Possible Loss: Borrower is operating more than 30% below the base case. At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have occurred. Loss of principal is possible.

6
Watch List—Probable Loss: Borrower is operating more than 40% below the base case, and at the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Additionally, the prospects for improvement in the borrower’s situation are sufficiently negative that impairment of some or all principal is probable.

Our Investment Adviser’s risk rating model is based on evaluating portfolio company performance in comparison to the base case when considering certain credit metrics including, but not limited to, adjusted EBITDA and net senior leverage as well as specific events including, but not limited to, default and impairment.
Our Investment Adviser monitors and, when appropriate, changes the investment ratings assigned to each debt investment in our portfolio. In connection with our quarterly valuation process, our Investment Adviser reviews our investment ratings on a regular basis. The following table summarizes the Internal Risk Ratings of our debt portfolio as of June 30, 2017 and March 31, 2017:

	June 30, 2017		March 31, 2017
	Fair Value	% of Fair Value	Fair Value	% of Fair Value
(dollar amounts in millions)
Internal Risk Rating 1	$41.9	2.76%	$27.5	2.20%
Internal Risk Rating 2	1,150.8	75.67	1,023.2	82.05
Internal Risk Rating 3	182.5	12.00	93.7	7.51
Internal Risk Rating 4	127.5	8.38	89.4	7.17
Internal Risk Rating 5	18.1	1.19	13.4	1.07
Internal Risk Rating 6	—	—	—	—
Total	$1,520.8	100.00%	$1,247.2	100.00%

As of June 30, 2017 and March 31, 2017, the weighted average Internal Risk Rating of our debt investment portfolio was 2.3 and 2.2, respectively.

Consolidated Results of Operations
(dollar amounts in thousands, except per share data)

Total investment income for the three month periods ended June 30, 2017 and March 31, 2017 was $38,744 and $34,099, respectively. This $4,645 net increase was primarily due to an increase in interest and other income from our debt portfolio, during the three month period ended June 30, 2017.

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Total expenses (net of management fee waiver) for the three month periods ended June 30, 2017 and March 31, 2017 was $17,296 and $14,992, respectively. This $2,304 net increase was primarily attributable due to an increase in interest expense as a result of higher average debt outstanding, an increase in non-recurring professional fees related to the merger with NF Investment Corp., as well as higher management and incentive fees as a result of an increase in investments and net investment income, respectively, during the three month period ended June 30, 2017.

During the three month period ended June 30, 2017, the Company recorded a net realized loss and change in unrealized depreciation of $(5,947). This was primarily due to net change in unrealized depreciation on our debt investments from changes in various inputs utilized under our valuation methodology, including, but not limited to, market spreads, leverage multiples and borrower ratings, and the impact of exits.

Liquidity and Capital Resources
(dollar amounts in thousands, except per share data)

As of June 30, 2017, the Company had cash and cash equivalents of $28,159, notes payable (before debt issuance costs) of $273,000, and secured borrowings outstanding of $331,597. As of June 30, 2017, the Company had $351,403 of remaining commitments and $220,916 available for additional borrowings on its revolving credit facilities, subject to leverage and borrowing base restrictions. On May 26, 2017, the SPV Credit Facility was amended to extend the revolving period and maturity dates to May 22, 2020 and May 23, 2022, respectively.

Initial Public Offering
(dollar amounts in thousands, except share and per share data)

On June 19, 2017, the Company closed its initial public offering, issuing 9,000,000 shares of its common stock at a public offering price of $18.50 per share. Net of underwriting costs, the Company received cash proceeds of $161,505. Shares of common stock of TCG BDC began trading on the NASDAQ Global Select Market under the symbol “CGBD” on June 14, 2017.

On July 5, 2017, the Company issued a total of 454,200 shares of its common stock pursuant to the exercise of the underwriters’ over-allotment option in connection with the IPO. Net of underwriting costs and $0.37 per share dividend declared by the Company’s Board of Directors on June 20, 2017, the Company received additional cash proceeds of $7,983.

Dividend

On August 7, 2017, our Board of Directors declared a quarterly dividend of $0.37 per share, which is payable on October 18, 2017 to stockholders of record as of September 29, 2017.

Conference Call

The Company will host a conference call at 8:30 a.m. EDT on Wednesday, August 9, 2017 to discuss these quarterly financial results. The call and webcast will be available on the TCG BDC website at tcgbdc.com. Chief Executive Officer Michael Hart, Chief Risk Officer Tom Hennigan and Chief Financial Officer Venu Rathi, along with Head of Investor Relations Daniel Harris, will review the results during the call. The call may be accessed by dialing +1 (866) 394-4623 (U.S.) or +1 (409) 350-3158 (international) and referencing “TCG BDC Financial Results Call.” The conference call will be webcast simultaneously via a link on TCG BDC’s website and an archived replay of the webcast also will be available on the website soon after the live call for 21 days.

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollar amounts in thousands, except per share data)

	June 30, 2017	March 31, 2017
	(unaudited)	(unaudited)
ASSETS
Investments, at fair value
Investments—non-controlled/non-affiliated, at fair value (amortized cost of $1,545,079 and $1,263,462, respectively)	$1,534,162	$1,258,424
Investments—controlled/affiliated, at fair value (amortized cost of $182,601 and $131,545, respectively)	185,311	134,121
Total investments, at fair value (amortized cost of $1,727,680 and $1,395,007, respectively)	1,719,473	1,392,545
Cash and cash equivalents	28,159	44,874
Receivable for investment sold	—	11,874
Deferred financing costs	3,629	3,221
Interest receivable from non-controlled/non-affiliated investments	4,358	3,272
Interest and dividend receivable from controlled/affiliated investments	3,996	3,048
Prepaid expenses and other assets	146	159
Total assets	$1,759,761	$1,458,993
LIABILITIES
Secured borrowings	$331,597	$390,608
2015-1 Notes payable, net of unamortized debt issuance costs of $2,050 and $2,100, respectively	270,950	270,900
Payable for investments purchased	4,996	—
Due to Investment Adviser	118	86
Interest and credit facility fees payable	3,830	3,703
Dividend payable	22,720	17,100
Base management and incentive fees payable	9,132	11,764
Administrative service fees payable	120	115
Offering costs payable	1,128	—
Other accrued expenses and liabilities	1,427	1,399
Total liabilities	646,018	695,675

NET ASSETS
Common stock, $0.01 par value; 200,000,000 shares authorized; 61,405,648 shares and 41,708,155 shares issued and outstanding at June 30, 2017 and March 31, 2017, respectively	614	417
Paid-in capital in excess of par value	1,158,621	799,688
Offering costs	(1,560)	(74)
Accumulated net investment income (loss), net of cumulative dividends of $168,885 and $146,165 at June 30, 2017 and March 31, 2017, respectively	(2,472)	(1,200)
Accumulated net realized gain (loss)	(33,253)	(33,051)
Accumulated net unrealized appreciation (depreciation)	(8,207)	(2,462)
Total net assets	$1,113,743	$763,318
NET ASSETS PER SHARE	$18.14	$18.30

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TCG BDC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollar amounts in thousands, except per share data)
(unaudited)

	For the three month periods ended
	June 30, 2017	March 31, 2017
Investment income:
Interest income from non-controlled/non-affiliated investments	$30,526	$28,354
Other income from non-controlled/non-affiliated investments	4,046	2,536
Interest income from controlled/affiliated investments	2,372	1,949
Dividend income from controlled/affiliated investments	1,800	1,260
Total investment income	38,744	34,099
Expenses:
Base management fees	5,657	5,125
Incentive fees	5,361	4,777
Professional fees	1,153	443
Administrative service fees	165	173
Interest expense	5,738	5,034
Credit facility fees	529	503
Directors’ fees and expenses	131	103
Other general and administrative	448	542
Total expenses	19,182	16,700
Waiver of base management fees	1,886	1,708
Net expenses	17,296	14,992
Net investment income (loss)	21,448	19,107
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments:
Net realized gain (loss) on investments—non-controlled/non-affiliated	(202)	(7,694)
Net change in unrealized appreciation (depreciation) on investments—non-controlled/non-affiliated	(5,879)	4,456
Net change in unrealized appreciation (depreciation) on investments—controlled/affiliated	134	304
Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investments	(5,947)	(2,934)
Net increase (decrease) in net assets resulting from operations	$15,501	$16,173
Basic and diluted earnings per common share	$0.34	$0.39
Weighted-average shares of common stock outstanding—Basic and Diluted	45,977,943	41,706,598
Dividends declared per common share	$0.37	$0.41

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About TCG BDC, Inc.
TCG BDC is an externally managed specialty finance company focused on lending to middle-market companies. TCG BDC is managed by Carlyle GMS Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of The Carlyle Group L.P. Since it commenced investment operations in May 2013 through June 30, 2017, TCG BDC has invested approximately $3.0 billion in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. TCG BDC’s investment objective is to generate current income and capital appreciation primarily through debt investments in U.S. middle market companies. TCG BDC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Web: tcgbdc.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Daniel Harris	Jordan DeJarnette
+1-212-813-4527 daniel.harris@carlyle.com	+1-202-729-5025 jordan.dejarnette@carlyle.com

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